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                                                                   Exhibit 10.36



                    OPEN-END MORTGAGE AND SECURITY AGREEMENT

                     [THIS MORTGAGE SECURES FUTURE ADVANCES]

      THIS OPEN-END MORTGAGE AND SECURITY AGREEMENT ("Mortgage") is made as of this 10th day of March, 1997, by CONSOLIDATED STAINLESS, INC. ("Mortgagor"), in favor of MELLON BANK, N.A. ("Mortgagee").

                                   BACKGROUND

      A. In accordance with the terms of that certain Loan and Security Agreement of even date herewith by and between Mortgagee and Mortgagor (as the same may be amended, modified, supplemented, extended and/or renewed, the "Loan Agreement"), Mortgagee has agreed to extend to Mortgagor a revolving line of credit in a principal amount not to exceed Twenty-Five Million Dollars ($25,000,000.00).

      B. Mortgagor's obligation to repay the above-described credit facility is evidenced by Mortgagor's promissory note of even date herewith in the original maximum principal amount of Twenty-Five Million Dollars ($25,000,000.00) (as the same may be amended, modified, supplemented, extended and/or renewed from time to time, the "Note").

      C. The Loan Agreement, the Note, all documents executed in connection with the Future Advances or any of the other Secured Indebtedness, this Mortgage and all other documents executed and delivered in connection with or collateral to any of the foregoing, as any of the same may be amended, modified, supplemented, extended and/or renewed from time to time, are sometimes referred to collectively as the "Loan Documents", and the terms and conditions thereof are incorporated herein by reference as though set forth herein in full.

      D. References to defined terms in this Mortgage may be found in Section 38 hereof.

      NOW, THEREFORE, Mortgagor, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, agrees as follows:

      1. Granting Clause. As security for the Secured Indebtedness, Mortgagor mortgages, transfers, assigns, pledges, grants, bargains, sells, conveys, aliens, releases and confirms unto Mortgagee all of Mortgagor's right, title and interest in and to that certain lot or parcel of ground located in the Village of Hewlett Neck, Town of Hempstead, Nassau County, New York, as more fully described in Exhibit "A" attached hereto (the "Premises"), together with all present and future:

            (a) buildings and improvements erected thereon, and alterations, additions and improvements thereto and all cash and non-cash proceeds thereof (collectively, the "Improvements");

            (b) easements, rights of way, streets, alleys, passage ways, water, water courses, mineral rights, rights, liberties, privileges, hereditaments and the appurtenances belonging or in any way appertaining thereto (collectively, the "Appurtenances");

            (c) reversions, remainders, rents, income, proceeds, issues, profits, fees, payments, grants, franchises, rights, concessions and operating privileges derived from or received


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in connection with all purposes for which the Premises and Improvements might be employed and all cash and non-cash proceeds thereof (collectively, the "Rents");

            (d) building materials, machinery, apparatus, equipment, fittings, furniture, fixtures and articles of personal property owned by Mortgagor located on, about, under or in the Premises or the Improvements, without regard to whether the same may be affixed to the Premises or Improvements, and used or usable in connection with any present or future operation of the Improvements, including but not limited to all heating, electrical, air conditioning, ventilating, lighting, laundry, incinerating and power equipment, computers, computer equipment and all other property incidental thereto, engines, pipes, pumps, tanks, motors, conduits, switchboards, plumbing, lifting, cleaning, fire prevention, fire extinguishing, communications apparatus, appliances, furnishings, carpeting, cabinets, partitions, ducts and compressors and all parts and accessories therefor and all substitutions and replacements thereof, and the cash and non-cash proceeds of all of the foregoing, including but not limited to the proceeds of any policy or policies of insurance thereon (collectively, the "Building Equipment");

            (e) awards, decrees, condemnation or other proceeds and settlements made to or for the benefit of Mortgagor by reason of any damage to, destruction of or taking of the Premises or any part thereof or any Improvements or any Building Equipment, whether such award shall be made by reason of the exercise of the right of eminent domain or otherwise, or by any public or private authority, tribunal, corporation or other entity or by any natural person and all cash and non-cash proceeds thereof (collectively, the "Awards"); and

            (f) contracts, licenses, permits, approvals, product and manufacturer warranties, guarantees and service agreements, including all manuals, policies, instructions and other documents in connection with the same in favor of Mortgagor or by and between Mortgagor and any and all boards, agencies, departments, governmental or other parties of any kind, relating, directly or indirectly to the Premises, Building Equipment, Improvements, Appurtenances, Rents or Awards all cash and non-cash proceeds thereof (collectively, the "Licenses").

      Mortgagee, its successors and assigns shall have and hold the Premises with the Improvements, Appurtenances, Rents, Building Equipment, Awards, Licenses and all other property hereby mortgaged, with all appurtenances thereto forever. All of the property of whatever kind described in or covered by this Mortgage may be hereinafter referred to collectively as the "Mortgaged Property".

      2. Defeasance. Mortgagee agrees that if Mortgagor shall timely pay or cause to be paid to Mortgagee the Secured Indebtedness and Mortgagee shall no longer have any obligation, agreement or commitment to advance any sums to Mortgagor, then this Mortgage and the estate hereby granted shall cease, terminate and become void.

      3. Obligations Secured. This Mortgage secures the full and timely payment and performance of:

            (a) any and all obligations of Mortgagor to Mortgagee, whether now or hereafter owing or existing, including, without limitation, all obligations under the Loan Documents and all Future Advances and the full and timely payment, performance and discharge of all other obligations or undertaking now or hereafter made by or for the benefit of Mortgagor, including any guaranty


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or surety obligations of Mortgagor and the undertakings of Mortgagor to immediately pay to Mortgagee the amount of any overdraft on any deposit account maintained with Mortgagee, up to a maximum principal amount of indebtedness outstanding at any one time equal to Twenty-Five Million Dollars
($25,000,000.00), plus all accrued and unpaid interest thereon; and

            (b) any and all (i) obligations, costs or expenses assumed or incurred by Mortgagee in connection with any of the Secured Indebtedness; (ii) advances Mortgagee may make or become obligated to make for the protection of the security hereby given, including, without limitation, the unpaid balances of advances made with respect to the Mortgaged Property for the payment of taxes, assessments, maintenance charges, insurance premiums and costs incurred for the protection of the Mortgaged Property or the lien of this Mortgage; and all expenses incurred by Mortgagee by reason of an Event of Default by Mortgagor hereunder; and (iii) all advances Mortgagee may make to pay toward all or part of the cost of completing any erection, construction, alteration or repair of any part of the Mortgaged Property.

All of the obligations, indebtedness and undertakings described in this Section 3 may be referred to collectively as the "Secured Indebtedness".

      IT IS THE EXPRESS INTENT OF MORTGAGOR THAT THE MORTGAGED PROPERTY SHALL SECURE NOT ONLY THE OBLIGATIONS UNDER THE LOAN DOCUMENTS, BUT ALSO ALL OTHER BANK INDEBTEDNESS UNDER AND AS DEFINED IN THE LOAN AGREEMENT.

      4. Future Advances. As used herein, the term "Future Advances" shall mean
(a) any and all future loans, extensions of credit or other financial accommodations to or for the credit of Mortgagor or to third parties upon the surety, guaranty, endorsement or other accommodations of Mortgagor, regardless of the amount, the purpose for which such debt may be created and whether any reference is made to this Mortgage therein; and (b) any and all future obligations, indebtedness and/or liabilities of Mortgagor to Mortgagee hereafter incurred, due or owing under the provisions of any of the Loan Documents.

      5. Default Rate. As used herein, the term "Default Rate" shall have the meaning provided for such term in the Loan Agreement.

      6. Warranty of Title. Mortgagor represents that (a) Mortgagor lawfully holds indefeasible fee simple title to the Mortgaged Property, free of any liens, claims, encumbrances and/or restrictions except as set forth in the exceptions to title contained in title policy no. 413170 issued by American Title Insurance Company; (b) this Mortgage creates a valid and enforceable first mortgage lien against and security interest in the Mortgaged Property subject only to the aforesaid title exceptions (if any); and (c) Mortgagee, subject to Mortgagor's right of possession in the absence of a continuing Event of Default, shall quietly enjoy and possess the Mortgaged Property. Mortgagor covenants to preserve such title and the validity and priority of the lien and security interest hereof and shall forever warrant and defend the same unto Mortgagee against the claims of all persons and parties whatsoever.

      7. Security Agreement. This Mortgage constitutes a security agreement under the Uniform Commercial Code as adopted and existing from time to time in the State of New York (the "Code"). Mortgagor grants to Mortgagee a security interest in and lien upon all that property


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included within the term "Mortgaged Property" which might otherwise be deemed personal property under the Code, together with all cash and non-cash proceeds of such personal property. Upon filing this Mortgage in the appropriate offices, this Mortgage shall also be effective as a financing statement filed in such offices with respect to such personal property.

      8. Payment of Secured Indebtedness. Mortgagor will pay, or cause to be paid, when due the Secured Indebtedness, together with interest thereon, at the times and in the manner as provided in and by the Loan Documents.

      9. Compliance with Terms. Mortgagor will promptly and faithfully observe and perform, or cause to be observed and performed, all the terms, covenants and provisions contained herein and in any of the Loan Documents.

      10. Taxes, Rents and Other Charges. Mortgagor will pay, prior to the time when interest or penalties commence to accrue thereon, all taxes, sewer and water rents, other claims and charges, including charges in lieu of taxes, owing to all federal, state and local agencies, boards, bureaus and departments (collectively the "Governmental Authority") in respect of the Mortgaged Property. Within thirty (30) days after the payment of each of the foregoing, Mortgagor will produce to Mortgagee receipts or other satisfactory evidence of such payment; provided that Mortgagor shall not be required to pay any such tax or other charge so long as the validity thereof shall be contested in good faith by appropriate proceedings promptly initiated and diligently conducted by Mortgagor and neither execution, foreclosure nor levy shall have been commenced in respect thereof and Mortgagor shall have set aside on its books adequate reserves with respect thereto.

      11. Insurance. Mortgagor shall carry insurance in the full insurable value of the Mortgaged Property and cause Mortgagee to be named as insured mortgagee with respect to all real property, loss payee (with a lender's loss payable endorsement) with respect to all personal property, and additional insured with respect to all liability insurance, as its interests may appear, with thirty
(30) days' notice to be given Mortgagee by the insurance carrier prior to cancellation or material modification of such insurance coverage.

            Mortgagor shall cause to be delivered to Mortgagee the insurance policies for the Mortgaged Property or, in the alternative, evidence of insurance and at least thirty (30) business days prior to the expiration of any such insurance, additional policies or duplicates thereof or in the alternative, evidence of insurance evidencing the renewal of such insurance and payment of the premiums therefor. Mortgagor shall direct all insurers that in the event of any loss under any insurance policy for the Mortgaged Property or the cancellation of any such insurance policy, the insurers shall make payments for such loss and pay all return or unearned premiums directly to Mortgagee and not to Mortgagor and Mortgagee jointly.

            In the event of any loss, Mortgagor will give Mortgagee immediate notice thereof and Mortgagee may make proof of loss whether the same is done by Mortgagor. Mortgagee is granted a power of attorney by Mortgagor with full power of substitution to file any proof of loss in Mortgagor's or Mortgagee's name, to endorse Mortgagor's name on any check, draft or other instrument evidencing insurance proceeds, and to take any action or sign any document to pursue any insurance loss claim. Such power being coupled with an interest is irrevocable until the Bank


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Indebtedness (as defined in the Loan Agreement) is paid in full and Mortgagee has no further funding commitments to Mortgagor.

            In the event of any loss, Mortgagee, at its option, may (a) retain and apply all or any part of the insurance proceeds to reduce, in such order and amounts as Mortgagee may elect, the Secured Indebtedness then outstanding, or
(b) disburse all or any part of such insurance proceeds to or for the benefit of Mortgagor for the purpose of repairing or replacing the Mortgaged Property after receiving proof satisfactory to Mortgagee of such repair or replacement or the estimated cost thereof, in either case without waiving or impairing the Secured Indebtedness or any provision of this Mortgage. Mortgagor shall not take out any insurance without having Mortgagee named as loss payee or additional insured thereon. Mortgagor shall bear the full risk of loss from any loss of any nature whatsoever with respect to the Mortgaged Property.

            In the event of foreclosure of this Mortgage or other transfer of title to the Mortgaged Property in extinguishment of all or any part of the Secured Indebtedness, all right, title and interest of Mortgagor to any insurance policies then in force covering the Mortgaged Property shall, subject to the provisions of such policies, pass to the transferee of the Mortgaged Property.

      12. Escrow Deposits. Mortgagor will deposit with Mortgagee monthly, if so requested by Mortgagee in writing during the continuance of an Event of Default,
(a) a sum equal to one-twelfth (1/12) of the annual taxes, sewer and water rents, and such other claims and charges as may be assessed or levied by any Governmental Authority on or against the Mortgagor or the Mortgaged Property, including charges in lieu of taxes; and (b) such amounts as shall be necessary to create a fund adequate to pay the premiums on all insurance required herein prior to expiration of the current policies. Unless otherwise required by law, Mortgagee shall have no obligation to pay interest to Mortgagor on such escrow deposits. It is intended that not later than one month prior to the respective dates on which the premiums shall be due and payable and the real property taxes shall last be due and payable without interest or penalty, and provided no Event of Default shall have occurred and be continuing, such sums shall be applied to the payment of the item or items in respect of which such amounts were deposited or, at Mortgagee's option, to the payment of such items in such order of priority as Mortgagee shall determine, as the same become due and payable, and Mortgagor shall make available to Mortgagee proper bills therefor. If Mortgagor is required to have deposited such sums with Mortgagee and the amount then held by Mortgagee on deposit shall be insufficient to pay such premiums or taxes, Mortgagor, upon demand, shall pay to Mortgagee any amount necessary to make up such deficiency. If an Event of Default shall have occurred and remains uncured or unwaived, Mortgagee may, at its option, apply the amounts then deposited with Mortgagee, or any part thereof, in payment of the Secured Indebtedness. Nothing contained in this Section shall be deemed to affect any right or remedy of Mortgagee under any other provisions of this Mortgage or of any statute or rule of law to pay any such items and to add the amount of the payment, with interest, as herein provided, to the Secured Indebtedness, and to require payment thereof on demand. If, when making any assignment of this Mortgage, the then mortgagee shall pay over to its assignee the then balance of the deposits made by Mortgagor under this Section, such assigning mortgagee shall have no further obligation to Mortgagor for the proper application of such deposits.

      13. Maintenance of Mortgaged Property. Mortgagor (a) shall maintain the Mortgaged Property in good repair and order; (b) shall not remove from the Premises or Improvements, any Building Equipment or any other property of any nature covered by the lien or security interest


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granted by this Mortgage, unless such Building Equipment is replaced with comparable Building Equipment of equal or greater value acceptable to Mortgagee;
(c) shall not make, install or permit to be made or installed any alterations, additions or improvements of any nature to or in the Mortgaged Property that negatively affect the value of the Mortgaged Property or are structural in nature without obtaining the prior written consent of Mortgagee and without obtaining insurance thereon; and (d) shall not commit or suffer any waste of the Mortgaged Property or make any change in the use thereof which will in any way increase the risk of fire or other hazard or that may impair the security of this Mortgage.

      14. Declaration of Amount Due and No Set-Off. Mortgagor shall, within five
(5) days after request in person or ten (10) days after request by mail, furnish, or cause to be furnished, a written statement or declaration, duly acknowledged, of the amount due under the Loan Documents and whether any offsets or defenses exist thereto or against this Mortgage.

      15. Compliance with Laws. Mortgagor shall comply with all laws, ordinances, regulations, agreements, covenants, conditions, contracts, declarations, easements, licenses and restrictions affecting the Mortgaged Property, or any part thereof and will not suffer or permit any violation thereof. The foregoing shall not preclude the right of Mortgagor to, in good faith, contest the enforcement of any of the foregoing provided that enforcement is stayed by the operation of such contest.

      16. Maintenance and Preservation of Easements. Mortgagor will do or cause to be done all things necessary to preserve intact and unimpaired any and all easements, appurtenances, rights of way and other interests and rights in favor of, or constituting any portion of, the Mortgaged Property.

      17. Other Liens. Mortgagor will not create, incur, assume or suffer to exist any mortgage, lien, charge, security interest or other encumbrance upon the Mortgaged Property, or any part thereof, other than the liens and security interests created hereby, liens and security interests in favor of Mortgagee and the liens approved herein (if any), or in the Loan Agreement, without the prior written consent of Mortgagee, which consent Mortgagee may withhold in its sole discretion.

      In the event that the Mortgaged Property, or any part thereof, is now or hereafter subject to any other mortgage, lien, charge, security interest or other encumbrance, with respect to which Mortgagor shall have received Mortgagee's prior written consent as required herein (the "Approved Mortgage"):

            (a) Mortgagor will pay the principal, interest and all other sums due and payable with respect to such Approved Mortgage on or before the applicable due date, and will comply with all of the other terms, covenants and conditions thereof;

            (b) Mortgagor will forward to Mortgagee a copy of the check or other evidence of each payment in connection with the Approved Mortgage;

            (c) Without the prior written consent of Mortgagee, Mortgagor will not enter into any modification, amendment, agreement or arrangement pursuant to which Mortgagor is granted any forbearance or indulgence (as to time or amount) in the payment of any principal, interest or other sums due in accordance with the terms and provisions of the Approved Mortgage;


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            (d) Mortgagor will obtain the agreement of the holder, from time to time, of any Approved Mortgage, to send Mortgagee copies of all notices with respect thereto; and

            (e) Mortgagor will notify Mortgagee promptly of the receipt of any notice given by the holder of any Approved Mortgage and will forward to Mortgagee a copy of such notice given to Mortgagor.

      18. Condemnation. Mortgagor shall notify Mortgagee promptly upon receiving any notice of commencement of any proceedings for the condemnation or other taking of any or all of the Mortgaged Property and shall permit Mortgagee to participate in such proceedings and to receive all proceeds payable to Mortgagor as an award or in settlement, up to the amount of the Secured Indebtedness. Mortgagor hereby appoints Mortgagee attorney-in-fact for Mortgagor (which appointment, being coupled with an interest, shall be irrevocable until the Bank Indebtedness is paid in full and Mortgagee has no further funding commitment to Mortgagor) (a) to collect and receive any such awards, damages, payments and compensation from the authorities making the same, (b) to give receipts and acquittances therefor and (c) to institute, appear in and prosecute any proceeding therefor in the event Mortgagor fails to take such action. All sums collected by or paid to Mortgagee, net of any costs, including attorney's fees, incurred by Mortgagee in collecting the same may be (i) applied by Mortgagee, in such order of priority as Mortgagee shall determine, to the Secured Indebtedness then outstanding, or (ii) paid or made available by Mortgagee to Mortgagor, on such terms as Mortgagee may specify, without Mortgagee thereby waiving or impairing any equity or lien, under and by virtue of this Mortgage, as a result of any such taking, alteration of grade or other injury to or decrease in value of the Mortgaged Property. If, prior to the receipt by Mortgagee of said sums, the Mortgaged Property shall have been sold on foreclosure of this Mortgage, Mortgagee shall have the right, whether or not a deficiency judgment on the Secured Indebtedness shall have been sought, recovered or denied, to receive said sums to the extent of the Secured Indebtedness remaining unsatisfied after such sale, with interest thereon at the Default Rate and to receive costs and expenses, disbursements, including attorney's fees, incurred by Mortgagee in connection with the collection of said sums.

      19. Leases; Agreements of Sale. Without the prior consent of Mortgagee as to the form and content of any such lease, including without limitation, the term and rental amount of such lease, Mortgagor shall not lease or permit anyone else to lease, any portion of the Mortgaged Property. Mortgagee shall not in any way assume or will be deemed to have assumed any of the obligations as landlord under any leases or as seller under any agreements of sale. Mortgagor shall perform (or cause to be performed) every obligation of the lessor or seller, as the case may be, and shall enforce (in the exercise of its reasonable business judgment) every obligation of the lessee or buyer, as the case may be, in every lease or agreement of sale or any tenancy with respect to the Mortgaged Property. Mortgagor shall not, without Mortgagee's prior written consent, modify, alter, waive or cancel any lease, agreement of sale or any part thereof, nor assign any such lease or any such rents. At Mortgagee's request, Mortgagor shall deliver or cause to be delivered to Mortgagee, assignments of specific leases together with subordination and/or attornment agreements and estoppel letters or certificates from any or all tenants of the Mortgaged Property, all such assignments, agreements, estoppel letters and certificates to be in such form as Mortgagee may reasonably require.

            Mortgagor shall furnish to Mortgagee from time to time as requested by Mortgagee (a) a complete list of all agreements of sale and leases for the Mortgaged Property, or any portion thereof, in such detail as may be requested by Mortgagee, and (b) certified copies of all agreements


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of sale and leases, together with copies of correspondence and memoranda between
Mortgagor and purchasers or tenants or any successors thereunder setting forth the contractual arrangements between them.

            To the extent permitted by law, Mortgagor shall deposit with Mortgagee all monies collected as security (or escrow) deposits or other deposits under any leases or agreements of sale for the Mortgaged Property or any part thereof, and Mortgagee shall maintain the same in a non-interest bearing account. Mortgagee shall hold such security deposits pursuant to the terms and conditions of the respective leases or agreements of sale. To the extent not permitted under law to deposit the foregoing monies with Mortgagee, Mortgagor will comply with all applicable laws relating to such security (or escrow) deposits.

      20. Right to Remedy. In the event Mortgagor shall fail to perform any of its obligations hereunder or under any of the other Loan Documents, including, without limitation, fail to (a) pay any taxes, water and sewer rents, assessments, charges, claims, costs, expenses or fees required to be paid under the terms of this Mortgage, (b) maintain insurance as required herein, or (c) make all necessary repairs to the Mortgaged Property as required herein, Mortgagee may advance sums on behalf of Mortgagor to remedy such failure, including, without limitation, payment of any taxes, water and sewer rents, assessments, charges, claims, costs, expenses, fees, insurance premiums and repairs, without prejudice to the right of enforcement of the Loan Documents. Mortgagor shall immediately reimburse Mortgagee for any such sums advanced by Mortgagee on Mortgagor's behalf.

      21. Sums Advanced by Mortgagee. Any sums advanced by Mortgagee for the payment of any repairs, insurance premiums, taxes, water and sewer rents, assessments, charges, claims, costs, expenses, fees and any other sums advanced by Mortgagee in any way connected with the Mortgaged Property or any of the Loan Documents shall be added to and become a part of the Secured Indebtedness, and repayment thereof, together with interest thereon at the Default Rate from the date of the respective expenditure, may be enforced by Mortgagee against Mortgagor at any time.

      22. Stamps and Taxes. If at any time any Governmental Authority shall require internal revenue stamps on all or any part of the Loan Documents or the Secured Indebtedness, Mortgagor shall pay for same upon demand. If Mortgagor fails to make such payment within fifteen (15) days after demand for same, Mortgagee may pay for such stamps. If any law or ordinance adopted hereafter imposes a tax on Mortgagee with respect to the Mortgaged Property, the value of Mortgagor's equity therein, the amount of the indebtedness secured hereby or this Mortgage, Mortgagee shall have the right at its election, from time to time, to give Mortgagor thirty (30) days written notice to pay the Secured Indebtedness, whereupon the Secured Indebtedness shall become immediately due, payable and collectible at the expiration of such period of thirty (30) days, without further notice or demand. However, if prior thereto, lawfully and without violation of usury laws, Mortgagor has paid any such tax in full as the same became due and payable, such notice shall be deemed to have been rescinded with respect to any right of Mortgagee hereunder arising by reason of the tax so paid.


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

      23. Representations and Warranties. Mortgagor represents and warrants that:

            (a) No notice of taking of any of the Mortgaged Property by eminent domain or condemnation has been received by Mortgagor or its agents, servants or employees and neither Mortgagor nor its agents, servants or employees has knowledge that any such taking or condemnation is contemplated;

            (b) Mortgagor has heretofore given Mortgagee an original executed or true copy of all of the existing leases or agreements of sale relating to the Mortgaged Property, accompanied in each case by all related documents;

            (c) The current and proposed uses of the Mortgaged Property comply with all applicable zoning laws and other statutes, ordinances, rules and regulations of all governmental authorities having jurisdiction;

            (d) All Licenses are in full force and effect on the date hereof and are not subject to any defenses, set-offs or counterclaims whatsoever;

            (e) All Licenses are fully assignable and Mortgagee may exercise and enjoy all rights and powers granted herein without the necessity of obtaining any consent or approval of any other party; and

            (f) None of the Mortgaged Property has been damaged by fire or other casualty which has not now been fully restored.

      24. Notices. In addition to any notice requirements contained elsewhere in this Mortgage or any of the other Loan Documents, Mortgagor shall notify Mortgagee of the occurrence of any of the following:

            (a) A fire or other casualty causing damage to any portion of the Mortgaged Property;

            (b) Receipt of notice of condemnation or intended condemnation of any portion of the Mortgaged Property;

            (c) Receipt of notice from any government or quasi-governmental authority asserting that the present or proposed development, structure, use or occupancy of the Mortgaged Property constitutes a violation of or noncompliance with any applicable law, statute, code, ordinance, rule or regulation promulgated or enforced by such authority;

            (d) Receipt of any default or acceleration notice from the holder of any lien or security interest in the Mortgaged Property;

            (e) Commencement of any litigation affecting the Mortgaged Property; or

            (f) Receipt of any default or termination notice from any tenant of the Mortgaged Property.


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      25. Events of Default. Each of the following shall constitute an event of default hereunder (an "Event of Default"):

            (a) If there shall occur an Event of Default under the Loan Agreement or under any of the other Loan Documents.

            (b) If Mortgagor shall fail to maintain and deliver to Mortgagee any and all policies of insurance herein required.

            (c) If Mortgagor shall fail to observe or perform any of the other terms, covenants or conditions of this Mortgage or any agreement entered into with respect to any Secured Indebtedness not otherwise specifically constituting an Event of Default under this Section 25 and such failure continues unremedied for a period of ten (10) days after the earlier of (i) notice from Mortgagee to Mortgagor of the existence of such failure, or (ii) any officer of Mortgagor knows or should have known of the existence of such failure, provided that, in the event such failure is incapable of remedy or consists of a default of any of the financial covenants in the Loan Agreement or was willfully caused or permitted by Mortgagor, Mortgagor shall not be entitled to any notice or grace hereunder.

            (d) If there shall occur and be continuing an event of default under any other mortgage encumbering the Premises or any document collateral thereto.

            (e) If there shall be any sale, lease, transfer or other disposal (whether voluntarily or by operation of law) of all, substantially all, or any portion of the Mortgaged Property or an interest therein, except for a sale in accordance with the terms and conditions of the Loan Agreement.

            Any Event of Default under this Mortgage shall constitute a default under any other mortgage from Mortgagor to Mortgagee, under the other Loan Documents and under any other agreement between Mortgagor and Mortgagee. All notice and grace periods under the Loan Documents shall be deemed to run concurrently with each other.

      26. Remedies. Upon the occurrence and during the continuance of an Event of Default, at the option of Mortgagee, all of the Secured Indebtedness shall become immediately due and payable. In such event, Mortgagee may forthwith and without demand exercise any one or more of the following rights and remedies in addition to any of the rights or remedies provided herein or in any other Loan Documents or such rights and remedies otherwise available to Mortgagee at law or in equity, without further stay, any law, usage or custom to the contrary notwithstanding:

            (a) Take possession of the Mortgaged Property and exercise with respect thereto all rights of a mortgagee-in-possession.

            (b) Collect all proceeds from agreements of sale with respect to the Mortgaged Property and revoke Mortgagor's license to collect all rentals from the Mortgaged Property and, after deducting all costs of collection and administration expenses, apply the net proceeds or rentals to the payment of taxes, water and sewer rents, charges and claims, insurance premiums and all other carrying charges, maintenance, repair or restoration of the Mortgaged Property, or on account and in reduction of the principal, interest or both of the Secured Indebtedness, in such order and amounts as Mortgagee, in Mortgagee's sole discretion, may elect.

            (c) Institute any appropriate action or proceeding to foreclose this Mortgage and may proceed therein to judgment and execution for all sums secured by this Mortgage.

            (d) Exercise each and every right available to it as a secured party under the Uniform Commercial Code as enacted in the State of New York.

            (e) Exercise each and every right granted to it hereunder, under any of the other Loan Documents, or at law or in equity.

            (f) Exercise any and all rights and remedies of Mortgagor under the Licenses, without any interference or objection from Mortgagor.

            (g) As it deems necessary, effect new Licenses, cancel or surrender existing Licenses, alter or amend the terms of and renew existing Licenses and made concessions to any third party in connection therewith.

            (h) Have a receiver appointed to enter into possession of the Mortgaged Property to collect the earnings, revenues, rents, issues, profits and income derived therefrom and apply the same as the court may direct. Mortgagee shall be entitled to the appointment of a receiver without the necessity of proving either the inadequacy of the security on the insolvency of Mortgagor or any other person who may be legally or equitably liable to pay the Secured Indebtedness and Mortgagor and each such person shall be deemed to have waived such proof and to have consented to the appointment of such receiver.

            (i) Construct improvements upon the Mortgaged Property or cause repairs to be made to or otherwise alter any present or existing improvements thereon.

      27. Remedies Cumulative. All rights and remedies hereby granted or otherwise available to Mortgagee shall be cumulative and concurrent; may be pursued singly, successively or together at Mortgagee's sole option; and may be exercised from time to time and as often as occasion therefor shall occur until the Secured Indebtedness is paid in full. Mortgagee may resort to any security it holds in such order and manner as Mortgagee sees fit and may sell at any foreclosure sale on this Mortgage the Premises, Improvements and Building Equipment in one parcel or in such parcels as Mortgagee in its sole discretion elects so to do and such foreclosure sale shall pass title to all such property.

      28. No Release. No extension or indulgence granted to Mortgagor, no alteration, change or modification hereof or of any other Loan Document consented or agreed to by Mortgagee and no other act or omission of Mortgagee, including the taking of additional security or the release of any security, shall constitute a release of the lien and obligation of this Mortgage or be interposed as a defense against the enforcement of this Mortgage, except for an act of Mortgagee that constitutes an express, effective release and satisfaction of the Secured Indebtedness.

      29. Modification. This Mortgage may not be changed orally or by any course of dealing between Mortgagor and Mortgagee, but only by an agreement in writing duly executed on behalf of the party against whom enforcement of any waiver, change, modification or discharge is sought.

      30. Further Assurances. Mortgagor shall provide Mortgagee from time to time on request by Mortgagee with such mortgages, agreements, financing statements and additional instruments, documents or information as Mortgagee may in its discretion deem necessary or advisable to protect, perfect and/or maintain the liens and security interests in the Mortgaged Property. Mortgagor hereby authorizes and appoints Mortgagee as Mortgagor's attorney-in-fact (which appointment, being coupled with an interest, is irrevocable until the Bank Indebtedness is paid in full and Mortgagee has no further funding obligation to Mortgagor) with full power of substitution, to execute on Mortgagor's behalf and file at Mortgagor's expense such mortgages, financing statements and amendments thereto, in those public offices deemed necessary or appropriate by Mortgagee to establish, maintain and protect a continuously perfected lien and security interest in the Mortgaged Property.

      31. Communications and Notices. All notices, requests and other communications made or given in connection with the Loan Documents shall be in writing and, unless receipt is stated herein to be required, shall be deemed to have been validly given if delivered personally to the individual or division or department to whose attention notices to a party are to be addressed, or by private carrier, or registered or certified mail, return receipt requested, or by telecopy with the original forwarded by first class mail, in all cases with charges prepaid, addressed as follows, until some other address (or individual or division or department for attention) shall have been designated by notice given by one party to the other:

                To Mortgagor:       Consolidated Stainless, Inc.
                                    1601 East Amelia Street
                                    Orlando, FL  32803
                                    Attention: Ronald J. Adams, President
                                    Telecopy No.: (407) 895-5441

                with a copy to:     Greenberg, Traurig, Hoffman,
                                    Lipoff, Rosen & Quentel
                                    Citicorp Center
                                    153 E. 53rd Street
                                    New York, NY  10022
                                    Attention:  Stephen Weiss, Esquire
                                    Telecopier No.:  (212) 223-7161

                To Mortgagee:       Mellon Bank, N.A.
                                    1735 Market Street
                                    Philadelphia, PA  19101
                                    Attention:  John M. DePledge, Vice President
                                    Telecopy No.: (215) 553-0201
                with a copy to:     Wolf, Block, Schorr & Solis-Cohen
                                    350 Sentry Parkway, Building 640
                                    Blue Bell, PA  19422-0757
                                    Attention: Bruce R. Lesser, Esquire
                                    Telecopy No.: (610) 238-0374

      32. Waivers. In connection with any proceedings under the Loan Documents, including without limitation any action by Mortgagee in replevin, foreclosure or other court process or in connection with any other action related to the Loan Documents or the transactions contemplated hereunder, Mortgagor waives:

            (a) all errors, defects and imperfections in such proceedings;

            (b) all benefits under any present or future laws exempting any property, real or personal, or any part of any proceeds thereof from attachment, levy or sale under execution, or providing for any stay of execution to be issued on any judgment recovered under any of the Loan Documents or in any replevin or foreclosure proceeding, or otherwise providing for any valuation, appraisal or exemption;

            (c) all rights to inquisition on any real estate, which real estate may be levied upon pursuant to a judgment obtained under any of the Loan Documents and sold upon any writ of execution issued thereon in whole or in part, in any order desired by Mortgagee;

            (d) presentment for payment, demand, notice of demand, notice of non-payment, protest and notice of protest of any of the Loan Documents, including the Note;

            (e) any requirement for bonds, security or sureties required by statute, court rule or otherwise; and

            (f) any demand for possession of the Mortgaged Property prior to commencement of any suit.

      33. Construction. The use of the words "Mortgagor" or "Mortgagee" shall be deemed to include the successors and assigns of the party or parties. If there shall be more than one Mortgagor or party constituting the Mortgagor, the obligation of each shall be joint and several. The use of any gender shall include all genders. The singular number shall include the plural, or the plural the singular, as the context may require. Wherever in this Mortgage the Mortgagee's consent or approval is required or permitted, such consent or approval shall be at the sole and absolute discretion of Mortgagee.

      34. Invalid Provisions Disregarded. If any term or provision of this Mortgage or the application thereof to any particular circumstances shall to any extent be invalid or unenforceable, the remainder of this Mortgage or the application of such terms or the provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and each term and provision of this Mortgage shall be valid and be enforced to the fullest extent permitted by law.

      35. Applicable Law. This Mortgage shall be governed by and construed in accordance with the laws of the State of New York.

      36. Captions. The captions appearing in this Mortgage are inserted solely for convenience of reference and shall not constitute a part of this Mortgage, nor shall they in any way affect its meaning, construction or effect.

      37. No Beneficiaries. The rights and remedies of this Mortgage shall not inure to the benefit of any third party other than the successors or assigns of Mortgagee.

      38. Defined Terms. Defined terms in this Mortgage may be found in the following Paragraphs, Recitals and Sections:

            (a) Approved Mortgage - Section 17

            (b) Appurtenances - Section 1(b)

            (c) Awards - Section 1(e)

            (d) Building Equipment - Section 1(d)

            (e) Code - Section 7

            (f) Default Rate - Section 5

            (g) Event of Default - Section 25

            (h) Future Advances - Section 4

            (i) Governmental Authority - Section 10

            (j) Improvements - Section 1(a)

            (k) Licenses - Section 1(f)

            (l) Loan Agreement - Recital A

            (m) Loan Documents - Recital C

            (n) Mortgaged Property - Section 1

            (o) Mortgagee - First Paragraph

            (p) Mortgage - First Paragraph

            (q) Mortgagor - First Paragraph

            (r) Note - Recital B

            (s) Premises - Section 1

            (t) Rents - Section 1(c)

            (u) Secured Indebtedness - Section 3

     IN WITNESS WHEREOF, the undersigned has caused this Open-End Mortgage and Security Agreement to be duly executed the day and year first above written.

                                    MORTGAGOR:

                                    CONSOLIDATED STAINLESS, INC.


                                    By: _______________________________________
                                    Burton R. Chasnov, Executive Vice President

[CORPORATE SEAL]

The address of the within
named Mortgagee is:

1735 Market Street
Philadelphia, PA  19101


By:_____________________________
John M. DePledge, Vice President

                             DESCRIPTION OF PREMISES

                                  SEE ATTACHED

                                   EXHIBIT "A"
                                       TO
                    OPEN-END MORTGAGE AND SECURITY AGREEMENT

COMMONWEALTH OF PENNSYLVANIA              :
                                          :  SS.
COUNTY OF MONTGOMERY                      :

      On this, the 10th day of March, 1997 before me, a Notary Public, personally appeared Burton R. Chasnov, who acknowledged himself to be the Executive Vice President of Consolidated Stainless, Inc., and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as Executive Vice President.

      IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


                                          --------------------------------------
                                          Notary Public
                                          My commission expires: